                                                                     EXHIBIT 2.4


                          STOCK ACQUISITION AGREEMENT


                                 by and among



                Talton Holdings, Inc., a Delaware corporation,
                  and Richard C. Green, Jr., Robert K. Green,
                        T.R. Thompson, Roger K. Sallee
                      and certain other stockholders, and
                          AmeriTel Pay Phones, Inc.,
                            a Missouri corporation



                            Dated December 20, 1996

                          STOCK ACQUISITION AGREEMENT

  THIS STOCK ACQUISITION AGREEMENT ("Agreement") is made as of December 20, 1996, by Talton Holdings, Inc., a Delaware corporation ("Buyer"), Richard C. Green, Jr. ("R.C. Green"), Robert K. Green ("R.K. Green"), T.R. Thompson ("T.R. Thompson"), Roger K. Sallee ("R.K. Sallee") and other stockholders listed on Exhibit A attached hereto (collectively, the "Stockholders"), and AmeriTel Pay Phones, Inc., a Missouri corporation (the "Company"). R.C. Green, R.K. Green, T.R. Thompson, R.K. Sallee, the Green Trust, KCEP and the Stockholders are sometimes referred to herein individually as a "Seller" and collectively as "Sellers."

                                   RECITALS

  WHEREAS, R.C. Green, R.K. Green, T.R. Thompson, R.K. Sallee and the Stockholders at Closing will own all the shares of the common stock of the Company (the "Shares").

  WHEREAS, the Sellers desire to transfer, and Buyer desires to acquire the Shares set forth on Schedule 1 attached hereto and hereby made a part hereof (the "Acquired Shares") for the consideration and on the terms set forth in this Agreement.

  NOW, THEREFORE, for and in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties intending to be legally bound, do hereby agree as follows:

1.  DEFINITIONS

  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

  "ADJUSTMENT AMOUNT":  (i) the Company's Net Liability Amount as reflected on
   -----------------
the Closing Date Balance Sheet minus (ii) the Company's Net Liability Amount as reflected on the Interim Balance Sheet (as defined in Section 3.4), provided, however, the Adjustment Amount may not exceed an amount equal to the amount which would cause the Funding Requirement at Closing to exceed $40,250,000 (with any excess amount to be paid in preferred stock as provided in the Contribution Agreement). An example of the calculation of the Adjustment Amount and is attached as Exhibit 1(a).

  "BILLING AND COLLECTION AGREEMENT":  any billing and collecting agreement,
   --------------------------------
local exchange company billing agreement or other Contract relating to the provision of billing and collection services to the Company.

  "BREACH":  a "Breach" of a representation, warranty, covenant, obligation, or
   ------
other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

  "CONSENT":  any approval, consent, ratification, waiver, or other
   -------
authorization (including any Governmental Authorization).

  "CONTEMPLATED TRANSACTIONS":  all of the transactions contemplated by this
   -------------------------
Agreement, including: (a) the transfer by the Sellers to Buyer and the acquisition (and payment therefor) by Buyer from the Sellers of the Acquired Shares; (b) the execution, delivery and performance of the Consulting Agreement, the Non-Competition Agreements, , the Employment Agreements, the Post-Closing Escrow Agreement and the Regulatory Escrow Agreement; and (c) the performance by Buyer, the Company and Sellers of their respective covenants and obligations under this Agreement, including without limitation their obligations under
Section 2 hereof.

  "CONTRACT":  any agreement, contract, license obligation, promise or
   --------
undertaking presently in effect, (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

  "ENCUMBRANCE":  any charge, claim, community property interest, condition,
   -----------
equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

  "ERISA":  the Employee Retirement Income Security Act of 1974 or any successor
   -----
law, and regulations and rules issued pursuant to that Act or any successor law.

  "FUNDING REQUIREMENT AT CLOSING":  the sum of (i) the Aggregate Price, as
   ------------------------------
adjusted at Closing, (ii) the Company's outstanding long term debt as shown on the Closing Date Balance Sheet, (iii) the aggregate $100,000 of non-Competition Payments or Separate Payments required to be made under the Non-Competition Agreements, the Consulting Agreements and Employment Agreements as listed on
EXHIBIT 1-b, less (iv) the OAN Receivable.
-----------

  "GAAP":  generally accepted United States accounting principles, applied on a
   ----
consistent basis.

  "GOVERNMENTAL AUTHORIZATION":  any approval, consent, license, permit, waiver,
   --------------------------
tariff, or other written authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

  "GOVERNMENTAL BODY":  any:  (a) nation, state, county, city, town, village,
   -----------------
district, or other properly constituted local government; (b) federal, state, local, municipal, foreign, or other government; (c) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) any properly constituted and authorized body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature in the United States.

  "HSR ACT":  the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any
   -------
successor law, and regulations and rules issued pursuant to that Act or any successor law.

  "INSTALLED TELEPHONE":  a Telephone that is in good working order and
   -------------------
operable, is subject to a Telephone Operating and License Agreement, is installed at the location provided for in its related Telephone Operating and License Agreement and is not co-located with any pay telephone not owned by the Company.

  "INSTALLED TELEPHONE LINE":  any telephone lines and related facilities
   ------------------------
providing telephone service to Installed Telephones, including those Telephone lines identified by installation, location and telephone number in EXHIBIT
                                                                   -------
3.6(a)(ii).
----------

  "INTELLECTUAL PROPERTY ASSETS":  any patents, patent applications, inventions,
   ----------------------------
trademarks, tradenames, business names, service marks, copyrights, trade secrets,know-how, customer lists, software, technical information, plans, drawings, blue prints or other intellectual property used in the operation of the Company's business.

  "IRC":  the Internal Revenue Code of 1986 or any successor law, and
   ---
regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

  "IRS":  the United States Internal Revenue Service or any successor agency,
   ---
and, to the extent relevant, the United States Department of the Treasury.

  "KNOWLEDGE":  in the case of Sellers, information known to the Sellers without
   ---------
independent investigation beyond the Company's officers and directors; in the case of the Company, information known by the Company's officers and directors.

  "LEGAL REQUIREMENT":  any federal, state, local, municipal, foreign,
   -----------------
international, multinational, or other administrative order, constitution, law, ordinance, ruling, regulation, or statute (as to representations and warranties set forth in this Agreement, such orders, constitutions, laws, ordinances, rulings, regulations, or statutes in effect as of the date such representation or warranty is made).

  "LONG DISTANCE SERVICE AGREEMENTS":  any long distance service provider
   --------------------------------
agreement, telecommunications agreement or other Contract relating to provision of long distance service or other similar services to the Company.

  "NET LIABILITY AMOUNT":  the Company's current assets less (i) the OAN
   --------------------
Receivable, (ii) the Company's current liabilities, and (iii) the Company's long term debt, all as shown on the Interim Balance Sheet or the Closing Date Balance Sheet, as applicable.

  "OAN RECEIVABLE":  the receivable (net of reserves) shown as the OAN
   --------------
Receivable on the Interim Balance Sheet and Closing Date Balance Sheet, as applicable.

  "OPERATOR SERVICE AGREEMENT":  any agreement or other Contract relating to the
   --------------------------
provision of operator or other telephone services to the Company.

  "ORDER":  any award, decision, injunction, judgment, order, ruling, subpoena,
   -----
or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

  "ORDINARY COURSE OF BUSINESS":  an action taken by a Person will be deemed to
   ---------------------------
have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

  "ORGANIZATIONAL DOCUMENTS":  (a) the articles or certificate of incorporation
   ------------------------
and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter, articles of organization, shareholders agreement, operating agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

  "PARTS AND SUPPLIES AGREEMENT":  any Contract relating to the provision of
   ----------------------------
Telephones, Telephone parts, inventory or equipment, or other parts, equipment or services to the Company.

  "PERSON":  any individual, corporation (including any non-profit corporation),
   ------
general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

  "PRELIMINARY ADJUSTMENT AMOUNT":  (i) the Company's Net Liability Amount as
   -----------------------------
reflected on the Pro Forma Balance Sheet, minus (ii) the Company's Net Liability Amount as reflected on the Interim Balance Sheet, provided, however, the Preliminary Adjustment Amount may not exceed an amount equal to the amount which would cause the Funding Requirement at Closing to exceed $40,250,000 (with any excess amounts to be paid in preferred stock as provided in the Contribution Agreement).

  "PROCEEDING":  any action, arbitration, audit, hearing, investigation,
   ----------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

  "REPRESENTATIVE":  with respect to a particular Person, any director, officer,
   --------------
employee, agent, consultant, advisor, partner or other representative of such Person, including legal counsel, accountants, and financial advisors.

  "SECURITIES ACT":  the Securities Act of 1933 or any successor law, and
   --------------
regulations and rules issued pursuant to that Act or any successor law.

  "SERVICE AGREEMENTS":  any Long Distance Service Agreement, Billing and
   ------------------
Collection Agreement, Parts and Supplies Agreement, Operator Service Agreement or similar agreement or Contract relating to the provision of parts, equipment or services to the Company.

  "TAXES":  any tax, charge, fee, duty, levy or other assessment, including,
   -----
without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

  "TAX RETURN":  any return (including any information return), report,
   ----------
statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

  "TELEPHONE OPERATING AND LICENSE AGREEMENTS":  all written lease agreements,
   ------------------------------------------
telephone location agreements, telephone service agreements, license agreements, royalty agreements or other contracts relating to the Installed Telephones, which agreements grant the exclusive right to the Company to install and operate the Installed Telephones upon the premises set forth within any such document.

  "TELEPHONES":  any of the coin, credit card operated or collect call only
   ----------
telephones, owned or operated by the Company, including any hardware, enclosure, pedestal or any other personal property installed with any Telephone.

  "THREATENED":  a claim, Proceeding, dispute, action, or other matter will be
   ----------
deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.  TRANSFER OF SHARES, CLOSING AND OTHER AGREEMENTS

  2.1  SHARES  Subject to the terms and conditions of this Agreement, at the
       ------
Closing, Sellers will convey and transfer the Acquired Shares to Buyer, and Buyer will acquire the Acquired Shares from Sellers.

  2.2  PURCHASE PRICE; ADJUSTMENT OF PURCHASE PRICE.  The Purchase Price under
       --------------------------------------------
this Stock Acquisition Agreement of $24,161,708 plus the value of the stock
                                     ----------
acquired by certain Sellers pursuant to the Contribution Agreement of $1,000,000 totals $25,161,708 (the "Aggregate Price"), subject to the Adjustment Amount and
        ----------
Additional Adjustment modifications.

  (a)  PURCHASE PRICE  The purchase price (the "Purchase Price") for the
       --------------
Acquired adjustment, as applicable, by the Adjustment Amount together with an amount equals to five percent per annum on the Aggregate Price from December 1, 1996 through and including the Closing Dates and the Additional Adjustment. The Purchase Price, as adjusted by the Preliminary Adjustment Amount and the Additional Adjustment, shall be paid by Buyer on the Closing Date. Any difference between the Preliminary Adjustment Amount and the Adjustment Amount shall be handled by payments to or from the Post-Closing Escrow Fund (the "Additional Amount") provided that the maximum amount of cash payable by Buyer to the Post-Closing Fund shall be $100,000, with any excess amount paid in Buyer's preferred stock (to be applied to any claims before cash and to be delivered if at all only to Shareholders under the Contribution Agreement).

  (b)  PRELIMINARY ADJUSTMENT AMOUNT  Prior to the Closing Date, Sellers shall
       -----------------------------
prepare and deliver to Buyer (i) a pro forma balance sheet (together with related notes and appropriate supporting schedules and work papers) of the Company estimated as of the Closing Date prepared in accordance with generally accepted accounting principles applied on a basis consistent with that used in preparation of the Company's balance sheet (the "Pro Forma Balance Sheet"), and
(ii) a statement of the Preliminary Adjustment Amount, accompanied by a certificate of the Company to the effect that such statement has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that used in the preparation of the Company's balance sheet and the terms of this Agreement (the "Pre-Closing Certificate"). A Preliminary Adjustment Amount greater than one shall increase the Purchase Price and a Preliminary Adjustment Amount less than one shall reduce the Purchase Price.

  (c)  ADJUSTMENT AMOUNT  As soon as possible after the Closing and in any event
       -----------------
within 60 days following the Closing Date, Buyer shall prepare and deliver to the Sellers' Representative (as defined in Section 11.2) (i) a balance sheet of the Company as of the Closing Date reviewed by Deloitte & Touche and prepared in accordance with generally accepted accounting principles consistent with past practices of the Buyer (the "Closing Date Balance Sheet") and (ii) a statement of the Adjustment Amount as of the Closing Date (the "Post-Closing Certificate"). An Adjustment Amount greater than one shall increase the Purchase Price (as earlier adjusted by the Preliminary Adjustment Amount) and an Adjustment Amount less than one shall reduce the Purchase Price (as earlier adjusted by the Preliminary Adjustment Amount).

  (d)  DISPUTES REGARDING THE ADJUSTMENT AMOUNT  Sellers (through the Sellers'
       ----------------------------------------
Representative) shall notify Buyer in writing ("Sellers' Dispute Notice") within ten days after receiving the Post-Closing Certificate if Sellers disagree with Buyer's calculation of the Adjustment Amount as set forth in the Post-Closing Certificate, which notice shall set forth in reasonable detail the basis for such disagreement, the dollar amounts involved and the Sellers' calculation of the Adjustment Amount. Buyer will give Sellers access during the normal business hours of the Company to the personnel, books and records of the Company to assist Sellers in the analysis of any such disagreement. In the event of such a disagreement, Buyer and Sellers shall negotiate in good faith to resolve any dispute with respect to the Post-Closing Certificate. If no Sellers' Dispute Notice is received by Buyer within such ten day period, Buyer's calculation of the Adjustment Amount as set forth in the Post-Closing Certificate shall be final and binding upon the parties hereto.

  2.3  DEPOSIT; POST-CLOSING ESCROW FUND; SATISFACTION OF DEBT AND CLOSING
       -------------------------------------------------------------------

  (a)  POST-CLOSING ESCROW FUND  At the Closing, Sellers shall deliver One
       ------------------------
Million Dollars ($1,000,000) to Texas Commerce Bank, National Association as escrow agent for deposit in a fund (the "Post-Closing Escrow Fund") created pursuant to the Post-Closing Escrow Agreement to be executed at the Closing by Buyer and the Sellers' Representative on behalf of the Sellers, which is hereby authorized by Sellers.

  (b) REGULATORY ESCROW FUND In the event at the time of Closing, Sellers or the Company have not obtained the regulatory or contractual consents necessary to consummate the Contemplated Transactions without causing a breach of applicable legal Requirements or contractual requirements, the Sellers shall deliver an amount of cash equal to the "Regulatory Escrow Amount" to Texas Commerce Bank, National Association as escrow agent for deposit in a fund (the "Regulatory Escrow Fund") created pursuant to the Regulatory Escrow Agreement attached hereto as EXHIBIT 2.3(b). For purposes hereof, the Regulatory Escrow
                   --------------
Amount shall be determined as follows: multiply $50,000,000 by a fraction, the numerator of which equals the revenues derived from the states and/or contracts where the regulatory or contractual consents have not been obtained and the denominator of which shall be the total revenue of the Company (in each instance, with revenue based on the results of the most recent quarter). Notwithstanding anything to the contrary contained herein, the Regulatory Escrow Amount may not exceed $7,500,000. However, in the event the Regulatory Escrow Amount would exceed $7,500,000 but for the aforesaid limitation, Buyer shall not be obligated to close the Contemplated Transactions. Buyer, however, may waive this condition in its sole discretion.

  (c)  CLOSING  The closing of the transactions contemplated by this Agreement
       -------
(the "Closing") will take place at the offices of Buyer's counsel in Dallas, Texas (or such other location within or outside of Dallas, Texas as Buyer shall designate) at 10:00 a.m. (local time) on a date not less than ten (10) business days after the satisfaction or waiver of all conditions to Closing (but in no event earlier than December 20, 1996 unless approval of the transactions contemplated in that certain Stock Acquisition Agreement and that certain Contribution Agreement both relating to the acquisition of shares of Talton Telecommunications Corporation by Buyer has been obtained from regulatory authorities of the States of Mississippi and North Carolina, and in no event later than January 31, 1997). Notwithstanding any of the foregoing, if Closing occurs, the Closing shall be effective as of November 30, 1996.

  2.4  CLOSING OBLIGATIONS
       -------------------

       At the Closing:

           (a) Sellers or the Company, as applicable, will deliver or cause to be delivered to Buyer:

                (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), with signatures of Sellers in attendance at Closing notarized at Closing, and signatures of Sellers not in attendance guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

                [(ii) the Consulting Agreements executed by Roger K. Sallee in the form attached hereto as EXHIBIT 2.4(a) (the "Consulting
                                       --------------
           Agreement");]

                [(iii) separate Employment Agreements for Terry C. Matlack and John R. Summers and in the form attached hereto as EXHIBIT
                                                              -------
           2.4(a)(iii) (the "Employment Agreements");]
           -----------

                (iv) a certificate executed by Sellers and the Company representing and warranting to Buyer that (A) there have been no material changes, amendments or modifications of or to the then current Organizational Documents of the Company since the date of each of the Organizational Documents; and (B) each of Sellers' representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (the "Sellers' Closing Certificate");

                (v) opinion(s) of counsel, dated the Closing Date, in the form of EXHIBIT 2.4(a)(v) and an additional opinion of counsel that all
              -----------------
           Government Authorizations necessary for Closing have been obtained, including without limitation those of the State of Missouri or its subdivisions or instrumentalities in form and substance reasonably acceptable to Buyer; and

                (vi) separate Non-Competition Agreements executed by Richard C. Green, Jr., Robert K. Green, and T.R. Thompson in the form attached hereto as EXHIBIT 2.4(a)(vi) (the "Non-Competition Agreements"); and

                (vii) such other documents as Buyer may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.4(b), (2) evidencing the accuracy of any of Sellers' representations and warranties, (3) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by the Sellers, or (4) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

           (b) Buyer will deliver to each Seller (or to such other Persons designated below):

                (i) such Seller's share of the Purchase Price as set forth in instructions to be provided by Sellers together with the Pro Forma Balance Sheet.

                (ii) any consulting fees or other compensation required to be paid at Closing pursuant to the terms of the Consulting Agreement, the Non-Competition Agreements and/or the Employment Agreements;

                (iii) the Consulting Agreement, the Non-Competition Agreements and the Employment Agreements, all executed by Buyer;]


                (iv) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all material respects as of the date of this Agreement and is accurate in all material respects as of the Closing Date as if made on the Closing Date (the "Buyer's Closing Certificate").

                (v) opinion(s) of counsel, dated the Closing Date, in the form of EXHIBIT 2.4(b)(v); and
              -----------------

                (vi) such other documents as Sellers may reasonably request for the purpose of (1) enabling its counsel to provide the opinion referred to in Section 2.4(a), (2) evidencing the accuracy of any representation or warranty of Buyer, (3) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, or (4) otherwise facilitating the consummation of the Contemplated Transactions.

      2.5  TREATMENT OF CERTAIN MATTERS AND ADJUSTMENTS.
           --------------------------------------------

      (a) Buyer shall pay the outstanding balance of and discharge that certain Revolving Credit Agreement dated September 22, 1995 by and among the Company, UMB Bank N.A., NBD Bank and UMB Bank, N.A., as agent for the lenders, contemporaneously with the Closing.

      (b) Sellers shall discharge or shall cause the Company to discharge, on or at Closing, all severance or other liabilities to employees which may vest or become payable on the sale of or change of ownership or control of the Company or of its assets, including without limitation any liability arising out of or triggered by the Contemplated Transactions.

      (c) The Company shall use its reasonable efforts to collect (on behalf of Sellers) the OAN Receivable and to deposit in the Post Closing Escrow Fund, the first $958,000 recovered thereunder (in excess of collection costs associated therewith reasonably approved by Sellers). Any additional amounts collected on the OAN Receivable shall be retained by Buyer and the Company.

      (d) In the event, the Closing has not been consummated on or before December 20, 1996 (other than by reason of the failure of Sellers to comply with their obligations hereunder or to satisfy any of the Buyer's conditions to closing), Buyer shall deliver One Hundred and Twenty-Five Thousand ($125,000) (the "Deposit") to Texas Commerce Bank National Association, as escrow agent, to be held under the terms of the Pre-Closing Escrow Agreement attached hereto as
EXHIBIT 2.5(d) (the "Pre-Closing Escrow Agreement").
--------------

      At the Closing, any available funds included in the Deposit shall be applied to the payment of the Purchase Price pursuant to the terms of the Pre-Closing Escrow Agreement or if Buyer fails to proceed with the Closing on or before January 31, 1997, or within five business days of the satisfaction or waiver of all conditions to Closing, which ever is earlier, (other than by reason of the failure of Sellers to comply with their obligations hereunder or to satisfy any of Buyer's conditions to Closing), Sellers shall have the right to terminate this Agreement as provided in Section 9 below and to retain the Deposit (and interest thereon) as liquidated damages, in lieu of all other damages of any nature whatsoever. The parties acknowledge that Sellers' damages due to such default are difficult to ascertain and agree that the amount of the Deposit represents a reasonable estimate of the damages that would be incurred by Sellers.

      (e) Prior to Closing (or contemporaneously therewith), Company shall redeem all its issued and outstanding preferred stock.

      3.   REPRESENTATIONS AND WARRANTIES OF SELLERS

      Sellers and the Company represent and warrant to Buyer as follows:

      3.1  ORGANIZATION AND GOOD STANDING
           ------------------------------

      (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of the states listed in EXHIBIT 3.1(a)-1 hereof, which are all of the states
                        ----------------
which the nature of the activities conducted by it requires such qualification. The Company does not have and never has had any subsidiaries. The Company has not been a party to any merger other than those listed on EXHIBIT 3.1(a)-2.
                                                          ----------------

      (b) Sellers have delivered to Buyer copies of the Organizational Documents of the Company. The Company's principal place of business is, and has been for the last five (5) years or if it has not done business for five (5) years, for the entire period that it has done business, in Lee's Summit, Missouri and the Company has not had any other offices, other corporate names or done business in any other names during said five (5) year period other than as disclosed on
EXHIBIT 3.1(b).
--------------

      3.2  AUTHORITY; NO CONFLICT
           ----------------------

      (a) This Agreement constitutes the legal, valid, and binding obligation of the Sellers and the Company, enforceable against each of the Sellers and the Company in accordance with its terms except as such enforcement may be limited by applicable bankruptcy laws. Upon the execution and delivery of the Consulting Agreement, the Employment Agreements, the Non-Competition Agreements, the Post-Closing Escrow Agreement, the Regulatory Escrow Agreement and Seller's Closing Certificate (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the parties (other than Buyer) enforceable against each of them in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy laws. Each of the Sellers and the Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents to which each is a party and to perform their obligations under this Agreement and the Sellers' Closing Documents to which each is a party.

      (b) Except as set forth in EXHIBIT 3.2.(b), neither the execution,
                                 ---------------
delivery or performance of this Agreement nor any other consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

      (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the stockholders of the Company, (C) any duty owed by any of the Sellers or the Company to any Person, or (D) any Legal Requirement, any Governmental Authorization or any Order to which the Company or the Sellers, or any of the assets owned or used by the Company or the Sellers, may be subject; or

      (ii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract, or any contract or other agreement to which any Seller is a party.

      (c) Except for notices or Consents described on EXHIBIT 3.2.(b) hereof,
                                                      ---------------
none of Sellers nor the Company is or will be required to give any notice to or obtain any Consent from any Person, in connection with the execution, delivery or performance of this Agreement or the consummation or other performance of any of the Contemplated Transactions, the absence of which notice or Consent would cause to occur or result in the occurrence of any of the events described in
Section 3.2(b)(i) and (ii).

      3.3  CAPITALIZATION
           --------------

      (a) The authorized equity securities of the Company consist of: (i) 10,000,000 Common Shares, par value $.01 per share, of which 3,259,345 Common Shares are issued and outstanding, and (ii) 500,000 Preferred Shares, par value $.01 per share, of which 244,800 Preferred Shares are issued and outstanding. Sellers are and will be on the Closing Date the record and beneficial owners and holders of the Acquired Shares, free and clear of all Encumbrances. On the date hereof and on the Closing Date, the Acquired Shares are and will be owned as set forth on EXHIBIT 3.3(a).
         --------------

      (b) Except as listed in EXHIBIT 3.3(b)-1, no legend or other reference to
                              ----------------
any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as listed on EXHIBIT 3.3(b)-2, there are no contracts or
                                    ----------------
other agreements relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own and does not have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business

      (c) Except as listed on EXHIBIT 3.3(c), there are no options, warrants or
                              --------------
other rights to acquire an interest in the Company or in its shares.

      3.4  FINANCIAL STATEMENTS
           --------------------

      Sellers have delivered to Buyer: (a) audited balance sheets of the Company as at December 31, in each of the years 1994 and 1995, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, and (b) an unaudited balance sheet of the Company as at September 30, 1996 (the "Interim Balance Sheet"), a copy of which is attached as EXHIBIT 3.4 and the related unaudited consolidated
                     -----------
statements of income, and cash flow for the eight months then ended, including in each case the notes thereto. Sellers shall deliver to Buyer such other balance sheets, statements of income, cash flow and other financial statements of the Company as Buyer may reasonably request. All such financial statements and notes fairly present the financial condition and the results of operations, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the December 31, 1995 balance sheet). The financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Company are required by GAAP to be included in the consolidated financial statements of the Company.

      3.5  BOOKS AND RECORDS
           -----------------

      The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

      3.6  BALANCE SHEETS ON THE CLOSING DATE
           ----------------------------------

      (a) COMPANY ASSETS.  Except as shown on EXHIBIT 3.6(a), on the Closing
          --------------                      --------------
Date assuming satisfaction of the UMB Debt as provided in Section 2.5(a), and the payment of other long term debt included in the calculation of Net Liability Amount, the Company shall own and have good title, without Encumbrance, to all of the assets currently owned and used in conjunction with the operation of the Company's business (which assets are reflected in the Company's Interim Balance Sheet) (the "Company Assets"), including, without limitation:

           (i) all rights and interest of the Company in and under the Telephone Operating and License Agreements listed on EXHIBIT
                                                                     -------
                3.15(a);
                -------

          (ii)  all Installed Telephone Lines listed on EXHIBIT 3.6(a)(ii);
                                                        ------------------

         (iii) all rights and interests of the Company in and under the Service Agreements listed on EXHIBIT 3.15(a);
                                             ---------------

          (iv) all uninstalled Telephones, parts, hardware and equipment listed on EXHIBIT 3.6(a)(iv) (subject to turn over of inventory in the
                   ------------------
                Ordinary Course of Business);

           (v)  all vehicles listed on EXHIBIT 3.6(a)(v); and
                                       -----------------

          (vi) all other furniture, fixtures, equipment, personalty or intellectual property of any kind used by the Company in the operation of its business, including without limitation, each of those items having a value in excess of $1,000 listed on EXHIBIT
                                                                         -------
                3.6(a)(vi).
                ----------

      (b) LIABILITIES.  Other than the liabilities and obligations listed on
          -----------
EXHIBIT 3.6(b), (the "Continuing Liabilities"), the Company shall have no other
--------------
obligations or liabilities as of the Closing Date.

      3.7  ACCOUNTS RECEIVABLE
           -------------------

      (a) All accounts receivable of the Company that are reflected on the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. The reserves reflected in the Interim Balance Sheet have been calculated consistent with past practices and, to Seller's best knowledge, are adequate. Except as set forth in EXHIBIT
                                                                       -------
3.7, there is no contest, claim, or right of set-off, other than returns in the
---
Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.
EXHIBIT 3.7 hereof contains a complete and accurate list of all Accounts
-----------
Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

      (b) Sellers represent and warrant that from and after the date of the Interim Balance Sheet (as defined in Section 3.4) through the Closing Date: (i) the Company has collected all sums and amounts due the Company, whether evidenced in writing, on account, designated as a receivable or otherwise (collectively, "Pre-Closing Receivables"), only in its usual, regular and ordinary manner, on a basis consistent with past practices (and otherwise in the Ordinary Course of Business); and (ii) the Company has not and will not accelerate collection of the Pre-Closing Receivables.

      3.8  NO UNDISCLOSED LIABILITIES
           --------------------------

      Except as set forth in EXHIBIT 3.8 hereof, the Company has no liabilities
                             -----------
or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

      3.9  TAXES
           -----

      (a) The Company has filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Sellers have delivered to Buyer copies of, and EXHIBIT 3.9
                                                                    -----------
hereof contains a complete and accurate list of, all federal income Tax Returns, filed since 1990 (including the Tax Returns for 1990). The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in
EXHIBIT 3.9 hereof and are being contested in good faith and as to which
-----------
adequate reserves (determined in accordance with GAAP) have been provided in the Interim Balance Sheet.

      (b) The United States federal and state income Tax Returns of the Company subject to such Taxes have been audited by the IRS or relevant state tax authorities for 1994. EXHIBIT 3.9 contains a complete and accurate list of all
                       -----------
audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in
EXHIBIT 3.9 hereof, are being contested in good faith by appropriate
-----------
proceedings.  EXHIBIT 3.9 hereof describes all adjustments to the United States
              -----------
federal income Tax Returns filed by the Company or any group of corporations including the Company for all taxable years since 1991, and the resulting deficiencies proposed by the IRS. Except as described in EXHIBIT 3.9, no Seller
                                                          -----------
nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

      (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with
GAAP) and the Company's liability for Taxes through the Closing Date shall not be not greater than $10,000 more than such charges, accruals and reserves. There exists no proposed tax assessment against the Company except as disclosed in the Interim Balance Sheet or in EXHIBIT 3.9 hereof. All Taxes that the
                                   -----------
Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

      (d) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

      3.10 NO MATERIAL ADVERSE CHANGE
           --------------------------

      Except as set forth on EXHIBIT 3.10, since the date of the Interim Balance
                             ------------
Sheet, there has not been any material adverse change in the business, client relations, operations, or assets of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change. Without in any way limiting the generality of the foregoing, there exists no actual or threatened terminations, cancellations or limitations of, or any modification or change in (i) the current business relationship of the Company with any material customer or group of customers whose business is material to the operation of the Company's business; or (ii) the current business relationship of the Company with any supplier, and the Company has no reason to believe that any such customers or suppliers shall not continue a business relationship with Buyer subsequent to the Closing on a basis no less favorable to Buyer than that heretofore conducted (except where such change would not have a material adverse effect on the Company); and (iii) there exists no other condition or state of facts or circumstances which would materially adversely affect the Company's business or prevent Buyer from conducting such business after the Closing on a basis not materially adversely less favorable to Buyer than that of which it has heretofore been conducted by the Company.

      3.11 EMPLOYEE BENEFITS
           -----------------

      (a) As used in this Agreement, the term "Employees of the Company" means,
(i) all active or former employees or directors of the Company, (ii) all employees of the Company who, as of the Closing Date, are on workers' compensation, military leave, other approved leaves of absences, long-term or short-term disability, non-occupational disability and employees on layoff with recall rights, (iii) all individuals who are covered under any "Employee Benefit Plan" (as such terms is hereinafter defined) as a result of previously being described in (i) or (ii) above, and (iv) beneficiaries or dependents under any Employee Benefit Plan of anyone described in (i) through (iii) above.

      (b) EXHIBIT 3.11 sets forth a list of each "employee benefit plan" (as
          ------------
defined by Section 3(3) of ERISA, and any other bonus, profit sharing pension, compensation, deferred compensation, stock option, stock purchase, fringe benefit, severance, post-retirement, scholarship, disability, sick leave, vacation, individual employment, commission, bonus, payroll practice, retention, or other plan, agreement, policy, trust fund or arrangement, whether written or oral (each such plan, agreement, policy, trust fund or arrangement is referred to herein as an "Employee Benefit Plan", and collectively, the "Employee Benefit Plans") that is currently in effect, or which has been approved before the date hereof but is not yet effective, for the benefit of any Employee of the Company or with respect to which the Company has or has had any obligation, and any Employee Benefit Plan that was maintained since the organization of the Company with respect to which the Company has any obligation. Except as disclosed on
EXHIBIT 3.11, there are no other benefits to which any Employee of the Company
------------
is entitled or for which the Company has any obligation.

      (c) The Company has delivered to Buyer with respect to each Employee Benefit Plan, true and complete copies of (i) the documents embodying and relating to the plan, including, without limitation, the current plan documents and documents creating any trust maintained pursuant thereto, all amendments, investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements, the most recent summary plan description with each summary of material modification, if any, and employee handbooks, (ii) annual reports including but not limited to Forms 5500, 990 and 1041 for the last three (3) years for the plan and any related trust, (iii) actuarial valuation reports and financial statements for the last three years, and (iv) each communication involving the plan or any related trust to or from the IRS, Department of Labor ("DOL"), Pension Benefit Guaranty Corporation ("PBGC") or any other governmental authority including, without limitation, the most recent determination letter received from the IRS pertaining to any Employee Benefit Plan intended to qualify under Sections 401(a) or 501(c)(9) of the Code.

      (d) Except as set forth on EXHIBIT 3.11, the Company has no obligation to
                                 ------------
contribute to or provide benefits pursuant to, nor has it ever maintained or contributed to, and it has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code), (iii) a plan intended to be, or represented to be, described in Section 401(a) of the Code, (iv) a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA or Section 414(f) of the Code), or
(v) a plan subject to Parts 2, 3 or 4 of Subtitle B of Title I of

ERISA. No "ERISA Affiliate" (as that term is hereinafter defined) has any obligation to contribute to or provide benefits pursuant to, or has any other liability of any kind with respect to, a multiemployer plan or a plan subject to
Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA. As used in this Agreement the term "ERISA Affiliate" means any trade or business (other than the Company) whether or not incorporated, which has employees who are or have been at any date of determination occurring within the preceding six (6) years, treated pursuant to Section 4001(a)(14) of ERISA and/or
Section 414 of the Code as employees of a single employer which includes the Company.

      (e) The Company is not liable for, and after the Closing Date, Buyer shall not be liable for, any contribution, tax, lien, penalty, costs, interest, claim, loss, action, suit, damage, cost assessment or other similar type of liability or expense of any ERISA Affiliate (including predecessors thereof) with regard to any Employee Benefit Plan maintained, sponsored or contributed to by an ERISA Affiliate (if a like definition of Employee Benefit Plan were applicable to the ERISA Affiliate in the same manner as it applies to the Company).

      (f) EXHIBIT 3.11 lists the name of each Employee of the Company who has
          ------------
experienced a "Qualifying Event" (as defined in Section 4980B of the Code and Section 601, et seq. of ERISA) (such statutory provisions and predecessors thereof are referred to herein collectively as "COBRA") with respect to an Employee Benefit Plan who is eligible for "Continuation Coverage" (as defined in COBRA) and whose maximum period for Continuation Coverage required by COBRA has not expired. Included in such list are the current address for each such individual, the date and type of each Qualifying Event, whether the individual who has not yet elected Continuation Coverage, the date on which such individual was notified of his or her rights to elect Continuation Coverage.

      (g) With respect to each Employee Benefit Plan and except as otherwise set forth on EXHIBIT 3.11:
         ------------

           (i) no claim, lawsuit, arbitration or other action (other than routine claims for benefits made in accordance with the terms of the Employee Benefit Plan) has been asserted or instituted or threatened in writing against the Employee Benefit Plan, any trustee or fiduciaries thereof, the Company, any Employee of the Company or any of the assets of the Employee Benefit Plan or any related trust;

           (ii) the Employee Benefit Plan complies with and has been maintained and operated in all material respects in accordance with its respective terms and the terms and the provisions of applicable law, including, without limitation, ERISA and the IRC;

           (iii) the Employee Benefit Plan is not under audit or investigation by the IRS or the DOL or any other governmental authority, and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty; and

           (iv) each Employee Benefit Plan may be unilaterally terminated by the Company on not more than ninety (90) days written notice with no further liability to the Company.

      (h) Except as set forth on the EXHIBIT 3.11, the consummation of the
                                     ------------
Contemplated Transactions will not give rise to any liability for any employee benefits, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability, or accelerate the time of payment or vesting or increase the amount of compensation or benefits due to any Employee of the Company. No amounts payable under any Employee Benefit Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

      (i) Except as set forth on EXHIBIT 3.11, no Employee Benefit Plan in any
                                 ------------
way provides for any benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or any Employee Benefit Plan qualified under
Section 401(a) of the Code) to any Employee of the Company who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to, the Company or an ERISA Affiliate (or a beneficiary of any such person), or any other Employee of the Company, nor have any representations, agreements, covenants or commitments been made to provide such benefits.

      3.12 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
           ------------------------------------------------
AUTHORIZATIONS AND ORDERS
-------------------------

      (a) Except as set forth in EXHIBIT 3.12 hereof, to the best knowledge of
                                 ------------
the Sellers and the Company:

           (i) The Company is, and at all times has been, in material compliance with each Legal Requirement, Governmental Authorization and Order that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

           (ii) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, Governmental Authorization or Order, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

           (iii) Neither the Sellers nor the Company has received, at any time since 1991, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of the Company, or failure by the Company to comply with, any Legal Requirement, Governmental Authorization or Order, which violation or failure has not been corrected or complied with, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      (b) EXHIBIT 3.12 hereof, to the best knowledge of the Sellers and the
          ------------
Company, contains a complete and accurate list of each Governmental Authorization that relates to the business of, or to any of the assets used in the operation of the Company. Each Governmental Authorization of the Company is valid and in full force and effect. The Governmental Authorizations listed in
EXHIBIT 3.12 hereof collectively constitute all of the Governmental
------------
Authorizations necessary to permit the Company to lawfully conduct and operate the business of the Company in the manner they currently conduct and operate such business and to permit the Company to own and use the assets used in the operation of the Company in the manner in which they currently own and use such assets. A true and complete copy of each Governmental Authorization listed in
EXHIBIT 3.12 has been delivered to Buyer.
------------

      3.13 LEGAL PROCEEDINGS
           -----------------

      (a) Except as set forth in EXHIBIT 3.13(a) hereof, there is no pending
                                 ---------------
Proceeding:

           (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

           (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or any Contract.

      To the best knowledge of the Sellers and the Company, no such Proceeding has been Threatened, and no event has occurred or circumstance exists that may reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed in EXHIBIT 3.13(a) hereof will
                                                   ---------------
not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

      (b) All Proceedings in which the Company has been named or otherwise involved since 1991, and all Proceedings relating to the Company in which any Seller has been named or otherwise involved since 1991, are listed on EXHIBIT
                                                                      -------
3.13(b).  Sellers have
-------
delivered to Buyer true and complete copies of all material pleadings and other documentation relating to each Proceeding listed on Exhibit 3.13(b).

      3.14 ABSENCE OF CERTAIN CHANGES AND EVENTS
           -------------------------------------

      Except as set forth in EXHIBIT 3.14 hereof, since the date of the Interim
                             ------------
Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business and there has not been any:

      (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

      (b) payment or increase of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or Employee of the Company;

      (c) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any Employees of the Company;

      (d) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

      (e) other than the entry into new Telephone Operating and Licensing Agreements in the ordinary course of business, entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

      (f) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

      (g) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

      (h) material change in the accounting methods used by the Company;

      (i) material change in the financial condition, assets, liabilities or business of the Company;

      (j) adverse Order affecting the Company or the Company's business;

      (k) change in the method of collecting accounts receivable or acceleration in the collection of accounts receivable;

      (l) failure to pay expenses incurred in connection with the operation of the Company on a timely basis; or

      (m) agreement, whether oral or written, by the Company to do any of the foregoing.

      3.15 CONTRACTS; NO DEFAULTS
           ----------------------

      (a) Sellers have delivered to Buyer true and complete copies of and Exhibits 3.15(a)(i) - (vii) hereof contain a complete and accurate list, of the
---------------------------
following:

           (i) each Telephone Operating and License Agreement is described on
      EXHIBIT 3.15(a)(i);
      ------------------

           (ii) each Service Agreement is described on EXHIBIT 3.15(a)(ii);
                                                       -------------------

           (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property is described on EXHIBIT
                                                                 -------
      3.15(a)(iii); provided however, that EXHIBIT 3.15(a)(iii) does not include
      ------------                         -------------------
      personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year if the aggregate value or payments of or under such leases and agreements does not exceed $10,000;

           (iv) each licensing agreement or other Contract with respect to the Intellectual Property Assets is described in EXHIBIT 3.15(a)(iv);
                                                   -------------------

           (v) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person is described on EXHIBIT 3.15(a)(v);
                                                        ------------------

           (vi) each Contract not otherwise listed in EXHIBITS 3.15(a)(i)-(v)
                                                      -----------------------
      above that (1) provides for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods, in excess of $5,000, or (2) involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $5,000 or (3) involves expenditures or receipts by the Company in excess of $5,000, is described on EXHIBIT
                                                                   -------
      3.15(a)(vi); and
      -----------

           (vii) each power of attorney that is currently effective and outstanding is described on EXHIBIT 3.15(a)(vii).
                                  --------------------

      EXHIBITS 3.15(a)(i) - (vii) hereof set forth reasonably complete details
      ---------------------------
concerning such Contracts, including the date of the Contracts and the parties to the Contracts. Additionally, EXHIBIT 3.15(a)(i) separately classifies the
                                 ------------------
Telephone Operating and License Agreement under the subcategories inmate phones [and other pay phones,] and EXHIBIT 3.15(a)(ii) separately classifies the
                            -------------------
Service Agreements under the subcategories Long Distance Service Agreements, Billing and Collection Agreements, Parts and Supplies Agreements and Operator Service Agreements.

      (b) Except as set forth in EXHIBIT 3.15(b) hereof:
                                 ---------------

          (i) neither the Sellers (nor any Person related or affiliated with the Sellers) has or may acquire any rights under, and neither the Sellers (nor any Person related or affiliated with them) has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets used in the operation of the Company; and

          (ii) neither the Company nor any officer, director, agent, employee, consultant, or contractor of the Company is bound by any contract or agreement that purports to limit the ability of the Company or such officer, director, agent, employee, consultant, or contractor to engage in or continue any conduct, activity, or practice relating to the business of the Company.

      (c) Except as set forth in EXHIBIT 3.15(c) hereof, with respect to each
                                 ---------------
Contract identified or required to be identified in EXHIBIT 3.15(a) hereof
                                                    ---------------
(and/or any other material Contract by which the Company is bound even if not so identified):

           (i) such Contract is in full force and effect and is valid and enforceable in accordance with its terms [provided, however, with respect to Telephone Operating License Agreements, Sellers and Company have assumed with Buyer's approval in making this representation and warranty that the person executing such agreement on behalf of the customer was the appropriate person under applicable law to execute the agreement];

           (ii) the Company is, and at all times since the later of 1991 or the Contract's date of inception, has been, in substantial compliance with all applicable terms and requirements of such Contract;

           (iii) each other Person that has or had any obligation or liability under such Contract is, and at all times since the later of 1991 or the Contract's date of inception, has been, in substantial compliance with all applicable terms and requirements of such Contract;

           (iv) to the best knowledge of Sellers and the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract; and

           (v) neither the Company nor Sellers has given to or received from any other Person, at any time since the later of 1991 or the Contract's date of inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach by the Company of, or default by the Company under, such Contract.

           (vi) to the best knowledge of Sellers and the Company, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under such Contracts with any Person (and, no such Person has made written demand for such renegotiation) where the effect of such renegotiation would have a material adverse effect on the Company or its operations.

           (vii) such Contracts have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

           (viii) such Contracts constitute the sole and entire agreement among the parties thereto with respect to the subject matter thereof, and there are no other agreements or understandings among the parties which in any way pertain to or otherwise affect such Contracts.

      3.16 INSURANCE
           ---------

      (a) Sellers have delivered to Buyer true and complete copies of and
EXHIBIT 3.16(a) contains a complete and accurate
---------------
list of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company in his capacity as director of the Company, is or has been covered at any time since 1991;

      (b) EXHIBIT 3.16(b) hereof sets forth, by year, for the current policy
          ---------------
year and each of the two preceding policy years (i) a summary of the loss experience under each policy; (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000; and (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

      (c) Except as set forth on EXHIBIT 3.16(c) hereof:
                                 ---------------

           (i) All policies to which the Company is a party or that provide coverage to Sellers, the Company, or any director or officer of the
      Company:

                (A) are valid, outstanding, and enforceable;

                (B) taken together, provide in the judgment of the Company and Sellers adequate insurance coverage for the assets and the operations of the Company;

                (C) are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                (D) will continue in full force and effect following the consummation of the Contemplated Transactions with respect to losses or claims accruing or arising prior to the Closing Date; and

                (E) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

           (ii) No Seller nor the Company has received with respect to the Company (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

           (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or a director thereof.

           (iv) The Company has given notice to the insurer of all material claims that may be insured thereby.

      3.17 ENVIRONMENTAL MATTERS
           ---------------------

      Except as set forth in EXHIBIT 3.17:
                             ------------

      (a) The Company and the Company Assets are, and at all times have been, in material compliance with, and have not been and are not in violation of or liable under, any Environmental Laws.

      (b) The Company has not generated, handled, manufactured, processed, treated, stored, used, transferred, released, disposed of or otherwise conducted any hazardous process or activity with respect to (collectively, "Hazardous Activities") any hazardous substances, hazardous wastes, hazardous wastes constituents and reaction by-products, hazardous materials, pesticides, oil and other petroleum products, pollutants, and/or toxic substances, including asbestos and polychlorinated biphenyls as those terms are defined pursuant to Environmental Laws (collectively, "Hazardous Substances"), except in full compliance with Environmental Laws, or where any alleged noncompliance is not material.

      (c) To the best of Sellers' knowledge, neither Sellers nor the Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from any Person that relates to Hazardous Activities, Hazardous Substances, or any alleged actual or potential violation or failure to comply with any Environmental Law with respect to any properties or assets (whether real, personal, or mixed) in which the Company has or had an interest.

      (d) Neither Sellers, the Company nor any other Person for whose conduct they are or may be held to be responsible, has any existing liability, obligations or other responsibility that would have a material adverse effect on the Company arising from or under Environmental Laws, and neither Sellers nor the Company have any basis to expect such liability, obligations or responsibilities to arise or occur.

      (e) For purposes hereof, Environmental Laws shall mean all Legal Requirements that relate or pertain to environmental matters, pollution and/or public health, safety or welfare, including without limitation, the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), as amended, the
                                              ------
Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), as amended, the Federal Clean Water Act (33 U.S.C. 1251 et seq.),
     ------                                                            ------
as amended, and state and federal environmental clean up programs.

      3.18 EMPLOYEES
           ---------

      (a) EXHIBIT 3.18(a) hereof contains a complete and accurate list of the
          ---------------
following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

      (b) Except as set forth on Exhibit 3.18(b), to the best knowledge of the Sellers and the Company, no employee, officer or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, officer or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee, officer or director. Except as set forth on EXHIBIT 3.18(b), to the best knowledge of the Sellers and the Company,
         ---------------
no director or officer involved in the business or operations of the Company intends to terminate his/her employment with the Company prior to December 31, 1997.

      (c) EXHIBIT 3.18(c)-1 hereof contains a complete and accurate list of all
          -----------------
employment agreements, employment contracts, compensation arrangements and/or any other Contract pertaining to employment related matters between the Company and any of its employees (the "Employment Agreements"). The Sellers have delivered to Buyer true and complete copies of all Employment Agreements.
Except those employees with Employment Agreements, that provide to the contrary, all employees of the Company are employees at will and their employment may be terminated at any time by the Company without fee, penalty, severance compensation or benefits.

      (d) EXHIBIT 3.18(d) hereof contains a complete and accurate list of the
          ---------------
following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

      3.19 LABOR RELATIONS; COMPLIANCE
           ---------------------------

      Since 1991, the Company has not been nor is a party to any collective bargaining or other labor Contract. Since 1991, there has not been, there is not presently pending or existing, and to the best knowledge of Sellers and the Company, there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Company or their premises, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Company, and no such action is contemplated by the Company.
The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

      3.20 INTELLECTUAL PROPERTY
           ---------------------

      (a) Sellers have delivered to Buyer true and complete copies of, and
EXHIBIT 3.20 hereof contains a complete and accurate list of, all Contracts
------------
relating to the Intellectual Property Assets.

      (b) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use, without payment to a third party, all of the Intellectual Property Assets.

      (c) The Intellectual Property Assets and the use thereof by the Company does not nor does the subject matter of any of the Intellectual Property Assets infringe or is alleged to infringe any rights of any third party or is a derivative work based on the work of a third party.

      3.21 BANK ACCOUNTS
           -------------

      EXHIBIT 3.21 contains a complete and accurate list of each bank or
      ------------
financial institution in which the Company has an account or safe deposit box, including address, account number and the names of persons authorized to draw thereon or to have access thereto.

      3.22 CERTAIN PAYMENTS
           ----------------

      Since 1991, neither the Company nor any director, officer, agent, or employee of the Company, nor any Representative, has directly or indirectly (a) made any contribution, gift, bribe,rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Legal Requirement, and/or
(b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      3.23 COMPANY REVENUES
           ----------------

      The Company revenues, as measured by GAAP on a consolidated basis, from Telephone and Operating License Agreements during the fiscal year ended 1995 was not less than $20,000,000. The Company revenues, as measured by GAAP on a consolidated basis, from Telephone and Operating License Agreements during the two fiscal quarters ending June 30, 1996, was not less than $14,500,000.

      3.24 DISCLOSURE
           ----------

      No representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      3.25 RELATIONSHIPS WITH RELATED PERSONS
           ----------------------------------

      Except as set forth in EXHIBIT 3.25 hereof, neither any of the Sellers nor
                             ------------
any Person related or affiliated with any Seller or the Company is a party to any Contract with, or has any claim or right against, the Company. Neither any of the Sellers nor any Person related or affiliated with any of the Sellers owns, directly or indirectly, any material interest in any person or entity that is a competitor, customer or supplier of the Company, that otherwise has any business dealings with the Company or that is engaged in the same or similar business as the Company.

      3.26 BROKERS OR FINDERS
           ------------------

      Except as set forth in EXHIBIT 3.26, Sellers and their agents have
                             ------------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

      3.27 HSR ACT
           -------

      Company is the "acquired person" within the meaning of the HSR Act and has for the purposes of the "size of person" test under the HSR Act less than $100,000,000 in annual net sales or total assets.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Sellers as follows:

      4.1  ORGANIZATION AND GOOD STANDING
           ------------------------------

      Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

      4.2  AUTHORITY; NO CONFLICT
           ----------------------

      (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of [the Consulting Agreement, the Employment Agreement, the Non-Competition Agreements] and the Buyer's Closing Certificate (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

      (b) Except as set forth in EXHIBIT 4.2, neither the execution and delivery
                                 ------------
of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

           (i) any provision of Buyer's Organizational Documents;

           (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

           (iii)  any Legal Requirement or Order to which Buyer may be subject;
      or

           (iv) any contract to which Buyer is a party or by which Buyer may be bound.

      Except as set forth in EXHIBIT 4.2, Buyer is not and will not be required
                             -----------
to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

      4.3  INVESTMENT INTENT
           -----------------

      Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

      4.4  CERTAIN PROCEEDINGS
           -------------------

      There is no pending or Threatened Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

      4.5  BROKERS OR FINDERS
           ------------------

      Except as set forth in EXHIBIT 4.5, Buyer and its officers and agents have
                             -----------
incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

      4.6  HSR ACT
           -------

      Buyer is the "acquiring person" within the meaning of the HSR Act and has for the purposes of the "size of person" test under the HSR Act less than $100,000,000 in annual net sales or total assets.

5.    COVENANTS OF SELLERS AND THE COMPANY PRIOR TO/ON CLOSING DATE

      5.1  REQUIRED APPROVALS
           ------------------

      As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions.
Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Consents identified in EXHIBIT 4.2.
                           -----------

      5.2  COMPANY APPROVAL
           ----------------

      This Agreement and the Contemplated Transactions have been voted upon and approved by the board of directors of the Company.

      5.3  CURRENT INFORMATION
           -------------------

      During the period from the date of this Agreement to the Closing Date, the Company shall cause one or more of its Representatives to confer on a regular and frequent basis with Representatives of Buyer to report on the general status of the ongoing operations of the Company. The Company shall promptly notify Buyer of any material change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and will keep Buyer fully informed with respect to such events.

      5.4  OPERATIONS PRIOR TO CLOSING DATE
           --------------------------------

      (a) In addition to any other express obligation under this Agreement, between the date of this Agreement and the Closing Date, the Company will do, and the Sellers shall cause the Company to do each of the following, and each of the Company and the Sellers also represents that from the date of the Interim Balance Sheet to the date of this Agreement the Company has done the following:

           (i) conduct the business of the Company only in the usual, regular and ordinary manner, on a basis consistent with past practice, maintain the Company's books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practices, maintain and comply with the terms of all licenses, permits and other Legal Requirements, and otherwise conduct the business of the Company only in the Ordinary Course of Business;

           (ii) use their best efforts to preserve intact the current organization of the Company, keep available the services of the current officers, employees, and agents of the current organization of the Company, and maintain the relations and good will with all suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

           (iii) conduct the business and affairs of the Company in a manner so that all representations and warranties herein will be true and correct at Closing;

           (iv) maintain all of the Company Assets in good repair, order and condition, and perform all of the Company's obligations under the Contracts; and

           (v) pay all expenses and accounts payable incurred in connection with the operation of the Company's business in the usual, regular and ordinary manner on a basis consistent with past practice.

      (b) Except as set forth in EXHIBIT 3.14, the Company agrees that during
                                 ------------
the period from the date of this Agreement to and including the Closing Date, without the prior written consent of Buyer, it will not do any of the following and the Company and Sellers also represent that from the date of the Interim Balance Sheet to the date of this Agreement the Company has not done any of the following:

           (i) incur any liability or obligation of any material nature (whether accrued, absolute, contingent or otherwise), except in the Ordinary Course of Business;

           (ii) permit any of the Company Assets to be subjected to any Encumbrance;

           (iii) sell, transfer or otherwise dispose of any Company Assets except in the Ordinary Course of Business;

           (iv) make any capital expenditure or commitment therefor, except in the Ordinary Course of Business;

           (v) redeem, purchase or otherwise acquire any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

           (vi) except in the Ordinary Course of Business, borrow money or make any loan to any Person;

           (vii) write off as uncollectible any note or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, which individually or in the aggregate are not material to the Company;

           (viii) accelerate the collection of any accounts receivable or other amounts payable to the Company;

           (ix) except as disclosed on EXHIBIT 5.4(b)(ix), grant any increase in
                                       ------------------
      the rate of wages, salaries, bonuses or other remuneration of any executive employees or other employees;

           (x) cancel or waive any claims or rights of substantial value;

           (xi) make any change in any method of accounting or auditing practice;

           (xii)  agree, whether or not in writing, to do any of the foregoing;

           (xiii) cause the Sellers or the Company to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

      5.5  ACCESS AND INVESTIGATION
           ------------------------

      Between the date of this Agreement and the Closing Date, Sellers and the Company will, and will cause their Representatives during reasonable business hours and as coordinated with the Company's management, to, (a) afford Buyer and its Representatives and advisors (collectively, "Buyer's Advisors") full and free access to all Company employees and personnel and to all Company Contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such Contracts, books and records, and other existing documents nd data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

      5.6  NOTIFICATION
           ------------

          (a) Between the date of this Agreement and the Closing Date, the Sellers and the Company will promptly notify Buyer in writing if a Seller or the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Sellers or the Company as of the date of this Agreement and before Closing, or if a Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this
Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

          (b) Seller may in good faith, based upon circumstances not known to Sellers on the date of this Agreement, update the Exhibits to this Agreement prior to Closing, in which case Buyer is under no obligation to close. If the Closing occurs, Sellers' representations will be deemed amended based on the updated exhibits.

          (c) Seller may in good faith update EXHIBIT 3.2(b) based on change of
                                              --------------
advice of counsel up to the date shown that Exhibit, in which case Buyer is under no obligation to close

(except to the extent that additional required consents are covered by the Regulatory Escrow Fund).

      5.7  NO NEGOTIATION
           --------------

      Until such time, if any, as this Agreement is terminated pursuant to
Section 9, Sellers and the Company will not, and will not permit any of their Representatives to, directly or indirectly solicit, initiate, respond to or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.

6.    COVENANTS OF BUYER PRIOR TO CLOSING DATE

      6.1  APPROVALS OF GOVERNMENTAL BODIES
           --------------------------------

      As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. The Buyer shall use its best efforts to satisfy all the conditions precedent to its and all other parties' obligations under this Agreement. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Sellers in obtaining all consents identified in
EXHIBIT 3.2(c) hereof.
--------------

      6.2  NOTIFICATION; AMENDMENT OF EXHIBITS
           -----------------------------------

          (a) Between the date of this Agreement and the Closing Date, Buyer will promptly notify the Sellers and the Company in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of representations and warranties of Buyer as of the date of this Agreement and before Closing, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty by Buyer had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.
During the same period, Buyer will promptly notify the Sellers and the Company of the occurrence of any Breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely.

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

      Buyer's obligation to acquire the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

      7.1  ACCURACY OF REPRESENTATIONS
           ---------------------------

      All of the representations and warranties of Sellers and the Company in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been materially accurate as of the date of this Agreement, and must be materially accurate as of the Closing Date as if made on the Closing Date.

      7.2  PERFORMANCE
           -----------

      (a) All of the covenants and obligations that Sellers and the Company are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

      (b) Each document required to be delivered pursuant to Section 2.4 must have been delivered.

      (c) All of the agreements, other documents or certificates, or actions required to be entered into, delivered and/or taken at or prior to the Closing in accordance with Section 2 hereof, including actions or deliveries of Persons not a party hereto, shall have been entered into, delivered and or taken, as applicable.

      7.3  CONSENTS
           --------

      Except for those regulatory and contractual consents as to which cash is permitted to be deposited in the Regulatory Escrow Fund identified in Section 2.3(b), (i) each of the Consents identified in Sections 3.2, and 4.2 must have been obtained and must be in full force and effect and (ii) Buyer must have received an opinion of counsel, in form and substance reasonably acceptable to Buyer that all Government Authorizations necessary to Closing have been obtained, including without limitation those of State of Missouri or its Subdivisions or instrumentalities.

      7.4  NO PROCEEDINGS
           --------------

      Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise materially interfering with any of the Contemplated Transactions.

      7.5  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS
           ---------------------------------------------------

      There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

      7.6  NO PROHIBITION
           --------------

      Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

      7.7  MATERIAL ADVERSE CHANGE
           -----------------------

      There shall not have occurred any change in the Company's financial condition, business, property or prospects nor shall have there occurred any change in the business condition of the Company's customers or suppliers nor any change in the regulatory or competitive environment, which in the judgment of Buyer materially adversely affects the Company, the business of the Company or the condition (financial or otherwise) of the Company.

In the event that each and every one of these conditions precedent to the obligations of Buyer shall not have been satisfied prior to or at the Closing, then Buyer may (but shall not be obligated to) waive such unsatisfied condition or extend the Closing Date to allow additional time for such condition to be satisfied. Any such waiver or extension shall be without prejudice to any other rights and remedies Buyer may have hereunder or at law or in equity.

      7.8  RELATED CONTRACTS  Each of (i) that certain Contribution Agreement
           -----------------
(the "Contribution Agreement") of even date herewith among Buyer, the Company and certain of the Sellers, (ii) that certain Stock Acquisition Agreement of even date herewith for the acquisition of shares of Talton Telecommunications Corporation and (iii) that certain Contribution Agreement of even date herewith pertaining to the contribution of shares of Talton Telecommunications Corporation must be consummated in accordance with their respective terms contemporaneously with the Closing.

8.    CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

      Sellers' obligation to transfer the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

      8.1  ACCURACY OF REPRESENTATIONS
           ---------------------------

      All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been materially accurate as of the date of this Agreement and must be materially accurate as of the Closing Date as if made on the Closing Date.

      8.2  BUYER'S PERFORMANCE
           -------------------

      (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

      (b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

      8.3  NO VIOLATION OF ORDER
           ---------------------

      Neither the consummation nor the performance of any of the Contemplated Transactions will result in a material violation of any Order.

      8.4  RELATED CONTRACTS  Each of (i) that certain Contribution Agreement
           -----------------
(the "Contribution Agreement") of even date herewith among Buyer, the Company and certain of the Sellers, (ii) that certain Stock Acquisition Agreement of even date herewith for the acquisition of shares of Talton Telecommunications Corporation and (iii) that certain Contribution Agreement of even date herewith pertaining to the contribution of shares of Talton Telecommunications Corporation must be consummated in accordance with their respective terms contemporaneously with the Closing.

9.    TERMINATION

      9.1  TERMINATION EVENTS
           ------------------

      This Agreement may, by notice given prior to or at the Closing, be terminated:

      (a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

      (b) by Buyer: if any of the conditions in Section 7 have not been satisfied as of January 31, 1997; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before January 31, 1997;

      (c) by Sellers: if any of the conditions in Section 8 have not been satisfied as of January 31, 1997; or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before January 31, 1997; or

      (d) by mutual consent of Buyer and Sellers; or

      (e) by either Buyer or Sellers if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 1997, or such later date as the parties may agree upon.

      9.2  EFFECT OF TERMINATION
           ---------------------

      Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.   INDEMNIFICATION; REMEDIES

      10.1 SURVIVAL
           --------

      Subject to the limitations described in this Section 10.1, all representations, warranties, covenants, and obligations in this Agreement, the certificates delivered pursuant to Section 2.4(a) and (b), and any other certificate or document delivered pursuant to this Agreement will survive the Closing as follows: (i) all representations, warranties, covenants and obligations, other than any representation or warranty contained in Section 3.9,
3.13 or any claim based upon a fraudulent misrepresentation, shall survive the Closing until May 31, 1998, and shall thereupon expire together with any right to indemnification (except to the extent a written notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date to the party which made such representation and warranty), (ii) all representations or warranties contained in Section 3.13 shall survive the Closing until three (3) years from the Closing Date and shall thereupon expire together with any right to indemnification (except to the extent a written notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date to the party which made such representation and warranty), and (iii) all representations or warranties contained in Section
3.9 and all claims based upon a fraudulent misrepresentation shall survive the Closing indefinitely.

      10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS
           -------------------------------------------------

      (a) Subject to the limitations described herein, Sellers severally, and not jointly, will indemnify and hold harmless Buyer, the Company and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising or resulting from, directly or indirectly, from or in connection with:

           (i) any Breach of any representation or warranty made by Sellers in this Agreement or the Contribution Agreement, or any other certificate or document delivered by Sellers pursuant to this Agreement or the Contribution Agreement;

           (ii) any Breach by Sellers of any covenant or obligation of Sellers in this Agreement or the Contribution Agreement, or in any Sellers' Closing Documents or any other document delivered by Sellers pursuant to this Agreement or the Contribution Agreement;

           (iii)  regardless of whether it may also constitute a Breach under
      Section 10.2 (a) or (b) above, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) arising from or relating to the operation, management or ownership of the Company, arising or related to the period on or prior to the Closing Date (whether known or unknown on the Closing Date).

provided, however, that (i) except as provided in (ii) below, the aggregate
--------  -------
amount of Damages for which any Seller shall indemnify Buyer hereunder for any Breach of a representation, warranty, covenant or other obligation contained in this Agreement or the Contribution Agreement shall not exceed each Seller's pro rata share (based upon his or her ownership in the Company at Closing) of the amount in the Post-Closing Escrow Fund (such indemnification to be provided by the Post-Closing Escrow Fund); (ii) the aggregate amount of Damages for which the Sellers shall indemnify Buyer hereunder for any Breach of a representation or warranty contained in Section 3.9 and 3.13 or for any claim based upon a fraudulent misrepresentation (to the extent of Damages incurred as a result) shall not exceed each Seller's pro rata share of the Purchase Price and all of such Seller's shares in Buyer acquired in connection with the Contribution Agreement of even date herewith (such indemnification to be provided first by the Post-Closing Escrow Fund); and (iii) Buyer shall not be entitled to assert any right to indemnification hereunder against the Sellers until Buyer's good faith estimate of all Damages for which the Sellers indemnify Buyer hereunder exceeds $100,000 (the "Indemnification Threshold") at which time Buyer shall be entitled to indemnification for all Damages which exceed the Indemnification Threshold (subject to the limitations described above). Each Seller's several obligation under this Section shall be calculated by multiplying the indemnified Damages by the Seller's percentage ownership of the Company as of the Closing.

      10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER
           -----------------------------------------------

      Buyer will indemnify and hold harmless Sellers and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Sellers' Indemnified Persons"), and will pay to Sellers' Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

           (a) any Breach of any representation or warranty made by Buyer in this Agreement or the Contribution Agreement, or in any certificate delivered by Buyer pursuant to this Agreement or the Contribution Agreement; or

           (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement or the Contribution Agreement.

      10.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS
           -------------------------------------------------

      (a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it or of notice that such Proceeding has been Threatened against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim or threatened Proceeding, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action or the ability of the indemnifying party to obtain otherwise available insurance proceeds is materially prejudiced by the indemnified party's failure to give such notice.

      (b) If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

      (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may materially adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, and following a good faith attempt to consult with the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

      10.5 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS
           -------------------------------------------

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

      10.6 SOLE REMEDY; EFFECT OF REMEDIES AVAILABLE UNDER CONTRIBUTION
           ------------------------------------------------------------
AGREEMENT
---------

      (a) After Closing, a claim for indemnification under this Section 10 will be a party's sole remedy for breach of this Agreement.

      (b) The parties intend for the indemnification obligations under this Agreement and the Contribution Agreement to operate together and without duplication so that a Seller's (or Shareholder's) aggregate liability under both documents is limited to (i) his or her pro rata share of the Post Closing Escrow Fund or (ii) the Purchase Price, and the shares of Buyer acquired by such Seller (as a Shareholder) under the Contribution Agreement, as applicable.

11.   GENERAL PROVISIONS

      11.1 EXPENSES
           --------

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

      11.2 SELLERS' OBLIGATIONS AND DECISIONS
           ----------------------------------

      Subject to the limitations contained in Section 10.2 hereof, any and all representations, warranties, covenants, obligations and or agreements of the Sellers contained herein are made and given severally by the Sellers, and each of the Sellers shall be severally liable for with all such representations, warranties, covenants, obligations and agreements. Whenever any decision, consent, waiver, determination and/or exercise of any right or remedy (collectively, a "Decision") is required or may be made, taken or given by the Sellers hereunder, such Decision may only be made, taken or given by John R.
                                     ----
Baker (as provided in the Shareholder Representative Agreement among the Sellers) (the "Sellers' Representative"). The Sellers' Representative may only be changed by a Majority in Interest of the Sellers. Any Decision made, taken or given by the Sellers' Representatives shall be binding upon all Sellers. For purposes hereof, Majority in Interest of the Sellers shall mean Sellers holding a majority of the outstanding Shares.

      11.3 CONFIDENTIALITY
           ---------------

      All information and documentation furnished to Buyer shall be covered by that certain agreement dated ____________________, 1996 (the "Confidentiality Agreement"). Prior to Closing, no party or affiliate of a party hereto or to the Confidentiality Agreement will issue or cause publication of any press release or other announcement or public communications with respect to the Contemplated Transactions, including without limitation a general announcement to such party's employees, without the prior consent of the other parties hereto, which consent will not be unreasonably withheld; provided, however, that nothing herein will prohibit any party (or affiliate) from issuing or causing publication of any such press release, announcement or public communication to the extent that such party (or affiliate) reasonably determines such action to be required by law, any regulatory agency or the rules of any national stock exchange or association applicable to it, in which case the party (or affiliate) making such determination will use reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance or to make any disclosure necessary to obtain any consents required or deemed appropriate by Buyer.

      11.4 NOTICES
           -------

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Buyer:

      c/o Engles Urso Follmer Capital
        Corporation
      3811 Turtle Creek Boulevard
      Suite 1300
      Dallas, Texas 75219
      Telephone:  (214) 526-3454
      Facsimile:  (214) 528-9929
      Attention:  Todd W. Follmer

With a copy to:

      Stutzman & Bromberg, a Professional Corporation
      2323 Bryan Street
      Suite 2200
      Dallas, Texas 75201
      Telephone:  (214) 969-4900
      Facsimile:  (214) 969-4999
      Attention:  Carl C. Christoff

If to any Seller and/or the Company:

      c/o AmeriTel Pay Phones, Inc.
      611 Southwest 3rd Street
      Lee's Summit, Missouri 64063
      Telephone:  (816) 525-4151
      Facsimile:  (816) 525-3006
      Attention:  Roger K. Sallee

With a copy to Seller's Representative:

      John R. Baker
      205 Oxford Lane
      Lee Summit, Missouri 64063

And with a copy to:

      Blackwell Sanders Matheny Weary &
        Lombardi L.C.
      Suite 1100
      Two Pershing Square
      Kansas City, Missouri  64108
      Telephone:  (816) 274-6800
      Facsimile:  (816) 274-6914
      Attention:  Robert E. Marsh

      11.5 JURISDICTION; SERVICE OF PROCESS
           --------------------------------

      Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      11.6 FURTHER ASSURANCES
           ------------------

      The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

      11.7 WAIVER
           ------

      The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

      11.8 ENTIRE AGREEMENT AND MODIFICATION
           ---------------------------------

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter and together with the Contribution Agreement constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

      11.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS
           --------------------------------------------------

      Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Buyer may assign this Agreement and/or any of its rights under this Agreement to (i) any affiliate of Buyer, Engles Urso Capital Corporation and/or their respective principals, or
(ii) any bank, financial institution and/or other party providing any loans or financing to Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

      11.10 SEVERABILITY
            ------------

      If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

      11.11 SECTION HEADINGS, CONSTRUCTION
            ------------------------------

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. The parties, in acknowledgment that all of them have been represented by counsel and that this Agreement has been carefully negotiated, agree that the construction and interpretation of this Agreement and other documents entered into in connection herewith shall not be affected by the identity of the party or parties under whose direction or at whose expense this Agreement and such documents were prepared or drafted.

      11.12 TIME OF ESSENCE
            ---------------

      With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

      11.13 GOVERNING LAW
            -------------

      This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

      11.14 COUNTERPARTS
            ------------

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

       IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Talton Holdings, Inc.,                   /s/ RICHARD C. GREEN, JR.
a Delaware corporation                   ---------------------------------------
                                         RICHARD C. GREEN, JR.


By:    /s/ JOSEPH P. URSO                /s/ ROBERT K. GREEN
       ------------------------          ---------------------------------------
Name:  Joseph P. Urso                    ROBERT K. GREEN
Title: President

                                         /s/ T. RANDALL THOMPSON
                                         ---------------------------------------
                                         T.R. THOMPSON


                                         /s/ ROGER K. SALLEE
                                         ---------------------------------------
                                         ROGER K. SALLEE



                                         RNG INVESTMENTS LP


                                         By:   /s/ RICHARD C. GREEN, JR.
                                            ------------------------------------
                                         Name:  Richard C. Green, Jr.
                                         Title: General Partner


                                         /s/ T. RANDALL THOMPSON
                                         ---------------------------------------
                                         Randy Thompson



                                         RJG INVESTMENTS LP


                                         By:    /s/ ROBERT K. GREEN
                                            ------------------------------------
                                         Name:   Robert K. Green
                                         Title:  General Partner


                                         /s/ ROBERT K. GREEN
                                         ---------------------------------------
                                         Robert K. Green


                                         /s/ ROGER K. SALLEE
                                         ---------------------------------------
                                         Roger Sallee


                                         /s/ RICHARD C. GREEN, JR.
                                         ---------------------------------------
                                         Richard C. Green, Jr.

                                         /s/ TERRY MATLACK
                                         ---------------------------------------
                                         Terry Matlack


                                         /s/ PETE LORENZ
                                         ---------------------------------------
                                         Pete Lorenz


                                         /s/ JOHN C. DUNN
                                         ---------------------------------------
                                         John Dunn


                                         /s/ JOHN R. SUMMERS
                                         ---------------------------------------
                                         John Summers


                                         /s/ JOHN R. BAKER
                                         ---------------------------------------
                                         Jack Baker


                                         /s/ JIM MACLAUGHLIN
                                         ---------------------------------------
                                         Jim MacLaughlin


                                         ANN G. MAHURIN TRUST


                                         By:    /s/ ANN G. MAHURIN
                                            ------------------------------------
                                         Name:  Ann G. Mahurin
                                         Title:  Trustee


                                         /s/ MARK VANMETER
                                         ---------------------------------------
                                         Mark VanMeter


                                         /s/ SCOTT MOORE
                                         ---------------------------------------
                                         Scott Moore


                                         /s/ KAY NORRIS
                                         ---------------------------------------
                                         Kay Norris


                                         /s/ GARY VANBUSKIRK
                                         ---------------------------------------
                                         Gary VanBuskirk


                                         /s/ GENE DARNELL
                                         ---------------------------------------
                                         Gene Darnell


                                         JACK MAHURIN TRUST

                                         By:      /s/ JACK L. MAHURIN
                                            ------------------------------------
                                            Name:  Jack L. Mahurin
                                            Title: Trustee


                                         /s/ JAMES A. HAYES
                                         ---------------------------------------
                                         James A. Hayes


                                         /s/ LOIS SWADLEY
                                         ---------------------------------------
                                         Lois Swadley


                                         /s/ ZELIA O. BELL
                                         ---------------------------------------
                                         Zelia Bell


                                         /s/ KEVIN M. JACKSON
                                         ---------------------------------------
                                         Kevin Jackson


                                         /s/ LARRY KREMEIER
                                         ---------------------------------------
                                         Larry Kremeier


                                         /s/ BRENDA KING
                                         ---------------------------------------
                                         Brenda King


                                         /s/ DENIS RHODES
                                         ---------------------------------------
                                         Denis Rhodes



                                         AMERITEL PAY PHONES, INC.
                                         a Missouri corporation

                                         By:    /s/ TERRY MATLACK
                                            ------------------------------------
                                         Name:  Terry Matlack
                                         Title:  President

                               LIST OF EXHIBITS*
                                      TO
                     AMERITEL STOCK ACQUISITION AGREEMENT



Schedule 1                      List of Acquired Shares
Exhibit 1(a)                    Example Calculation of Adjustment Amount,
                                Purchase Price and Funding Requirement
Exhibit 1-b                     Agreements
Exhibit 2.3(a)                  Escrow Agreement
Exhibit 2.3(b)                  Regulatory Escrow Agreement
Exhibit 2.4(a)                  Sallee Consulting Agreement
Exhibit 2.4(a)(iii)-1           Matlack Employment Agreement
Exhibit 2.4(a)(iii)-2           Summers Employment Agreement
Exhibit 2.4(a)(v)               Form of Sellers' Counsel Legal Opinion
Exhibit 2.4(a)(vi)-1            Green, Jr. Non-Competition Agreement
Exhibit 2.4(a)(vi)-2            Green Non-Competition Agreement
Exhibit 2.4(a)(vi)-3            Thompson Non-Competition Agreement
Exhibit 2.4(b)(v)               Form of Buyers Counsel Legal Opinion
Exhibit 2.5(d)                  Pre-Closing Escrow Agreement-NOT APPLICABLE
Exhibit 3.1(a)-1                States of Operation
Exhibit 3.1(a)-2                Mergers
Exhibit 3.1(b)                  Corporate Names and Addresses
Exhibit 3.2(b)                  Consents
Exhibit 3.3(a)                  Ownership of Shares
Exhibit 3.3(b)-1                Legends and other Encumbrances on Stock
Exhibit 3.3(b)-2                Contracts or Other Agreements relating to
                                Issuance, Sale or Transfer of any Stock
Exhibit 3.3(c)                  Options
Exhibit 3.4                     Interim Financial Statements
Exhibit 3.6(a)                  Encumbrances
Exhibit 3.6(a)[sic]             Exceptions to Full Title
Exhibit 3.6(a)(ii)              Installed Telephone Lines
Exhibit 3.6(a)(iv)              Uninstalled Telephones, Parts, Hardware and
                                Equipment
Exhibit 3.6(a)(v)               Vehicles
Exhibit 3.6(a)(vi)              Furniture, Fixtures, Equipment, Personalty or
                                Intellectual Property Valued in excess of $1000
Exhibit 3.6(b)                  Continuing Liabilities
Exhibit 3.7                     Accounts Receivable
Exhibit 3.8                     Undisclosed Liabilities
Exhibit 3.9                     List of Tax Returns and other Tax Matters
Exhibit 3.10                    Material Adverse Changes
Exhibit 3.11                    Employee Benefit Plans
Exhibit 3.12                    Governmental Authorizations
Exhibit 3.13(a) and
Exhibit 3.13(b)                 Litigation
Exhibit 3.14                    Changes and Events

Exhibit 3.15(a)(i)              Telephone Operating and License Agreement
                                Description
Exhibit 3.15(a)(ii)             Service Agreement Description
Exhibit 3.15(a)(iii)            Leases, Rental and Occupancy Agreements over
                                $5000 and 12 months
Exhibit 3.15(a)(iv)             Licensing Agreements and/or Contracts with
                                respect to Intellectual Property Assets
Exhibit 3.15(a)(v)              Joint Venture, Partnership or Contracts
                                involving Sharing of Profits, Losses, Costs or
                                Liabilities
Exhibit 3.15(a)(vi)             Other Contracts ($5000 or more)
Exhibit 3.15(a)(vii)            Power of Attorney List
Exhibit 3.15(b)                 Rights, Obligations and/or Liabilities of Seller
Exhibit 3.15(c)                 Contract Compliance
Exhibit 3.16(a)                 Insurance Policies
Exhibit 3.16(b)                 Insurance Summary
Exhibit 3.16(c)                 Insurance Statement
Exhibit 3.17                    Environmental Statement
Exhibit 3.18(a)                 Employee Information
Exhibit 3.18(b)                 Officers/Directors Terminating Employment prior
                                to December 31, 1997
Exhibit 3.18(c)-1               Employee, Consultant and Contract Labor
                                Agreements
Exhibit 3.18(d)                 Retired Employee, Director, Director's
                                Dependents List of Benefits
Exhibit 3.20                    Intellectual Property Asset Contracts
Exhibit 3.21                    List of Bank Accounts
Exhibit 3.25                    Relationships with Related Persons
Exhibit 3.26                    Brokers or Finders (Sellers)
Exhibit 4.2                     List of Consents-Buyer
Exhibit 4.5                     Brokers or Finders (Buyer)
Exhibit 5.4(b)(ix)              Disclosure of remuneration increases

_________________
* These items have been omitted. A copy will be provided to the Commission upon request.

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